UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 9, 2008

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

480 Pleasant Street, Lee, Massachusetts  01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code  (413) 243-1600

Item 8.01.      Other Events.

Wave Systems Corp. (“Wave” or “the Licensor” ) signed an amendment to its software license agreement with Dell Products, L.P. (“the OEM”) extending the term of the agreement to January 2011.  Pursuant to the existing agreement, the OEM is permitted to distribute Wave’s EMBASSY Trust Suite (ETS) software on certain of its PCs that include Trusted Platform Module security chips.

Wave receives a per-unit royalty based on the volume of products shipped by the OEM with Wave’s software.  Reflecting value-added features incorporated into a new version of Wave’s ETS software (version 3.0), the Licensor will now be entitled to a higher per-unit royalty for shipments of this version of the software.

The contract does not provide for guaranteed minimum royalties or shipped quantities of units containing Wave software.

As part of the amendment, the agreement was assigned and transferred from Dell Products, LP to its affiliate Dell Global B.V. (Singapore Branch).

Safe-Harbor Statement: Under the Private Securities Litigation Reform Act of 1995.  The foregoing may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers.  The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated:  January 14, 2008